As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-
___________________________________
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
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CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	81-1152476
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan
CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan
Inducement Option Award Agreements

(Full titles of the plans)
___________________________________

Josh Mandel-Brehm
Chief Executive Officer
CAMP4 Therapeutics Corporation
One Kendall Square, Building 1400 West, 3rd Floor
Cambridge, Massachusetts 02139
(Name and address of agent for service)

(617) 651-8867
(Telephone number, including area code, of agent for service)
___________________________________
Please send a copy of all communications to:
Thomas J. Danielski
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
617-951-7000
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”), as it relates to the 2024 Equity Incentive Plan (the “2024 Plan”) and the 2024 Employee Stock Purchase Plan (the “ESPP”) of CAMP4 Therapeutics Corporation (the “Registrant”), is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 2,595,130 additional shares of common stock, $0.0001 par value per share (“Common Stock”), under the 2024 Plan pursuant to the provisions of the 2024 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2024 Plan on January 1, 2026, and (ii) 519,026 additional shares of Common Stock under the ESPP pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the ESPP on January 1, 2026. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of the following Registration Statements on Form S-8 filed by the Registrant with the Commission relating to the 2024 Plan and the ESPP.

SEC File No.	Date Filed with the Commission
333-282676	October 16, 2024
333-286172	March 27, 2025

This Registration Statement additionally relates to 188,000 shares of Common Stock issuable upon the vesting, exercise and settlement of certain stock option inducement award grants made by the Registrant to employees of the Registrant, in each case in reliance on and pursuant to the employment inducement exemption under Rule 5635(c)(4) of The Nasdaq Stock Market Rules.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the employees to whom stock options were issued. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 5, 2026;

b.the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 5, 2026, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any subsequently filed report or document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), the Registrant’s restated certificate of incorporation (the “Restated Charter”) includes a provision to eliminate the personal liability of the Registrant’s directors and officers for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Restated Charter and amended and restated bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified, in each case except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant has entered into indemnification agreements with its directors and executive officers. These indemnification agreements provide broader indemnity rights than those provided under the DGCL and the Restated Charter. These indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the Registrant’s benefit but would be offset by its obligations to the director or officer under the indemnification agreement.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
4.1
Fifth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 15, 2024 and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 15, 2024 and incorporated herein by reference).
4.3
CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on October 16, 2024 and incorporated herein by reference).

4.4
CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan (previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 16, 2024 and incorporated herein by reference).

4.5
Form of Inducement Option Award Agreement (previously filed as Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 5, 2026 and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page in Part II).
107*	Filing Fee Table.

* Filed herewith.
Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on this 5th day of March, 2026.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Josh Mandel-Brehm President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Josh Mandel-Brehm and Kelly Gold, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by CAMP4 Therapeutics Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Josh Mandel-Brehm	President, Chief Executive Officer and Director	March 5, 2026

Josh Mandel-Brehm	(Principal Executive Officer)

/s/ Kelly Gold	Chief Financial Officer	March 5, 2026

Kelly Gold	(Principal Financial Officer and Principal Accounting Officer)

/s/ Douglas Williams	Director and Chair	March 5, 2026
Douglas Williams, PhD

/s/ Michael Higgins	Director	March 5, 2026
Michael Higgins

/s/ Steven Holtzman	Director	March 5, 2026
Steven Holtzman

/s/ Amir Nashat	Director	March 5, 2026
Amir Nashat, ScD

/s/ Andrew Schwab	Director	March 5, 2026
Andrew Schwab

/s/ Murray Stewart	Director	March 5, 2026
Murray Stewart, DM FRCP

/s/ Richard Young	Director	March 5, 2026
Richard Young, PhD